Exhibit 10.13

SANCHEZ ENERGY CORPORATION

THIRD AMENDED AND RESTATED 2011 LONG TERM INCENTIVE PLAN

PERFORMANCE PHANTOM STOCK AGREEMENT

Participant:

Address:

Number of Target Phantom Shares:

Date of Grant:

Vesting of Phantom Shares:	Vesting Date	Vested %
20%
20%
20%
20%
20%
Total: 100%

Sanchez Energy Corporation, a Delaware corporation (the “Company”), hereby grants to the Participant, pursuant to the provisions of the Sanchez Energy Corporation Third Amended and Restated 2011 Long Term Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), an award (this “Award”) pursuant to Section 6(b) of the Plan of shares of Phantom Stock (the “Phantom Shares”), effective as of the “Date of Grant” as set forth above, upon and subject to the terms and conditions set forth in this Phantom Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference.  The number of Target Phantom Shares subject to this Award that vest if any shall be determined in accordance with the terms and conditions set forth on Schedule I attached hereto.  Each Phantom Share subject to this Award represents a notional share granted under the Plan that upon vesting and settlement, in accordance with the terms and conditions set forth on Schedule I attached hereto, would entitle the Participant to receive one Common Share as of the applicable Vesting Date (as defined below). The Phantom Shares will be credited to a separate account maintained for the Participant on the books of the Company (the “Account”) and will vest and be settled in accordance with Section 3 below.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

EFFECT OF THE PLAN. The Phantom Shares granted to Participant are subject to all of the provisions of the Plan and this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Award shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

VESTING SCHEDULE; SERVICE REQUIREMENT. Except as otherwise accelerated by the Committee, the Phantom Shares shall vest during Participant’s continued service with the Company or an Affiliate  (including Participant’s services for the Company pursuant to the Services Agreement, dated as of December 19, 2011, by and between Sanchez Oil & Gas Corporation and the Company) (“Continuous Service”) in accordance with, and subject to the terms and conditions, set forth in Schedule I attached hereto.

Phantom Shares that have vested pursuant to this Agreement, including Schedule I attached hereto, are referred to herein as “Vested Phantom Shares” and Phantom Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Phantom Shares.”

SETTLEMENT.  Subject to Section 2 above and Section 7 below, with respect to the Vested Phantom Shares that become vested as of a given Vesting Date, the Company shall deliver to the Participant one share of Common Stock no later than the fifteenth (15th) day following the applicable Vesting Date (such date, the “Settlement Date”) and upon settlement, such Vested Phantom Shares will cease to be credited to the Account.

NON-TRANSFERABILITY. Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Phantom Shares, or any right or interest therein, by operation of law or otherwise, except only with respect to a transfer of title effected pursuant to Participant’s will or the laws of descent and distribution following Participant’s death. References to Participant, to the extent relevant in the context, shall include references to authorized transferees. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Phantom Shares.

DIVIDEND EQUIVALENTS AND VOTING RIGHTS. The Participant shall not be deemed for any purpose to be the owner of the Common Shares underlying the Phantom Shares subject to the Award, other than with respect to the Participant’s right to receive payment upon vesting and settlement of the Phantom Shares pursuant to Section 3 above.  The Participant acknowledges and agrees that, with respect to each Phantom Share credited to the Account, the Participant has no voting rights with respect to the Company.  If the Company pays a cash dividend on its outstanding Common Shares for which the Record Date (for purposes of this Agreement, the “Record Date” is the date on which shareholders of record are determined for purposes of paying the cash dividend on Common Shares) occurs after the Date of Grant and prior to the Settlement Date, the Participant shall receive a lump sum cash payment on the applicable Settlement Date equal to the aggregate amount of the ordinary cash dividends paid by the Company on a single Common Share multiplied by the number of Phantom Shares awarded under this Agreement that are both (x) unvested and unpaid as of each applicable Record Date and (y) settled upon such Settlement Date.

CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Shares as a class without the Company’s receipt of consideration, the Unvested Phantom Shares shall be adjusted in accordance with the provisions of Section 4(c) of the Plan. Any and all new, substituted or additional securities that become subject to the Award hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of this Agreement and included thereafter as “Unvested Phantom Shares” for purposes of this Agreement.

GENERAL ASSETS.  All amounts credited to the Participant’s Account under this Agreement shall continue for all purposes to be part of the general assets of the Company.  The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

TAX MATTERS.

The Company’s obligation to pay amounts to Participant upon the vesting and settlement of the Phantom Shares shall be subject to the satisfaction of any and all applicable federal, state and local income and/or employment tax withholding requirements (the “Required Withholding”) and the Company shall withhold from any payment due to the Participant such amount necessary to satisfy Participant’s Required Withholding.

Participant acknowledges that the tax consequences associated with this Award are complex and that the Company has urged Participant to review with Participant’s own tax advisors the federal, state, and local tax consequences of this Award. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the Award.

ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Participant (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the

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rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the subject matter hereof be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.

NATURE OF PAYMENTS. Any and all payments in respect of Phantom Shares hereunder shall constitute special incentive payments to Participant and shall not be taken into account in computing the amount of salary or compensation of Participant for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (b) any agreement between the Company and Participant, except as such plan or agreement shall otherwise expressly provide.

AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Participant. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 14.

SECTION 409A.  Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payments set forth herein either shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or shall comply with the requirements of Section 409A of the Code, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be exempt from or in compliance with Section 409A of the Code.  Any provision of this Agreement to the contrary notwithstanding, if the Participant is a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, as determined by the Company, on the Participant’s termination date, all amounts due under this Agreement that constitute a “deferral of compensation” within the meaning of Section 409A of the Code, that are provided as a result of a “separation from service” within the meaning of Section 409A of the Code, and that would otherwise be paid or provided during the first six months following the Participant’s termination date, shall be accumulated through and paid or provided on the first business day that is more than six months after the Participant’s termination date (or, if Participant dies during such six month period, within 30 days after Participant’s death). Notwithstanding the foregoing, none of the Company, its Affiliates, officers, directors, employees, or agents guarantees that this Agreement complies with, or is exempt from, the requirements of Section 409A of the Code and none of the foregoing shall have any liability for the failure of this Agreement to comply with, or be exempt from, such requirements.

HSR FILINGS. If a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the issuance to the Participant of any shares of Common Stock pursuant to this Award, compliance with the requirements of the HSR Act shall be a condition precedent to any such issuance.  In such event, the Company, on the one hand, and the Participant, on the other hand, shall, prior to such issuance, (i) as promptly as practicable, make, or cause or be made, all filings and submissions required under the HSR Act, and (ii) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable); provided,  however, any filing or submission fees required of any person or entity in connection with any such filings or submissions required under the HSR Act shall be paid by the Company.

[Signature page follows]

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SANCHEZ ENERGY CORPORATION

By:

Title:

Address:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE PHANTOM SHARES SUBJECT TO THIS AWARD SHALL VEST AND BECOME SETTLED, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S CONTINUOUS SERVICE OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THIS AWARD). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S CONTINUOUS SERVICE. Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of tax and legal counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. Participant hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with the Plan. Participant further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATED:	SIGNED:
PARTICIPANT

Address:

Schedule I
Performance Condition for the Performance Period

The number of Target Phantom Shares that vest (if any) shall be determined by the achievement of the metrics as shown in the chart below during the 5-year period commencing January 1, 2017 and ending December 31, 2021 (the “Performance Period”).

Performance Delta (%)	Payout as a Percentage of the Target Restricted Stock Units
25% or greater	200%
20%	180%
15%	160%
10%	140%
5%	120%
0%	100%
-5%	80%
-10%	60%
-15%	40%
-20%	20%
-25% or greater	0%

Per the chart above, the number of Target Phantom Shares earned (if any) is based on the Performance Delta. Following the end of each Measurement Period, but in no event later than sixty (60) days following the end of such Measurement Period (each such date, a “Vesting Date”), the Performance Delta for such Measurement Period shall be determined and the results for each Measurement Period shall be weighted 20%. In determining the level of performance achieved and the number of Phantom Shares earned, the Committee will interpolate on a straight-line basis between the points on the above chart and shall have the discretion to adjust the number of Phantom Shares earned upward or downward, but in no event shall more than 200% of the Target Phantom Shares be earned for the entire Performance Period or 40% of the Target Phantom Shares for each Measurement Period. In general, except as provided below with respect to certain terminations of the Participant’s Continuous Service, the Participant must be employed on the applicable Vesting Date in order to become vested in the applicable portion of the Phantom Shares.

Termination of Employment:

If, prior to the end of the Performance Period, the Participant’s Continuous Service terminated due to a Qualifying Termination, a Constructive Termination, or the Participant’s death or Disability, the Participant shall become vested in a pro-rata number of Phantom Shares determined as follows: (i) the number of Phantom Shares that would otherwise become Vested Phantom Shares as of each remaining Vesting Date based actual performance results for the applicable Measurement Period multiplied by (ii) a fraction, the numerator of which is the number of completed calendar days in the Performance Period prior to the date on which the Participant’s Continuous Service terminates and the denominator of which is the total number of calendar days the Performance Period.

Upon a termination of the Participant’s Continuous Service prior to the end of an applicable Measurement Period other than due to a Qualifying Termination, a Constructive Termination, or the Participant’s death

Schedule I - 1

or Disability, all Unvested Phantom Shares then held by the Participant shall be forfeited without consideration.

Change of Control:

Upon the occurrence of a Change of Control, prior to the end of the Performance Period, the Participant shall become vested in any Unvested Phantom Shares for each remaining Measurement Period equal to the greater of (x) the number of Phantom Shares that would otherwise become Vested Phantom Shares based on actual performance results for such Measurement Period determined as if the date of the Change of Control is the last day of each remaining Measurement Period or (y) the number of Target Phantom Shares for each remaining Measurement Period. For purposes of this paragraph, such Vested Phantom Shares shall be settled no later than the fifteenth (15th) day following the date of the Change of Control.

For purposes of this Schedule I, the terms set forth below shall have the following respective meanings:

“Beginning Company Share Price” shall be equal to the average closing price of a share of Common Stock for the 10 trading days preceding the first day of the Performance Period.

“Beginning Index Share Price” shall be equal to the average closing price of the S&P Oil & Gas Exploration & Production Select Industry Index for the 10 trading days preceding the first day of the Performance Period.

“Company Share Price Appreciation” shall be equal to the difference between (i) the average closing price of a share of Common Stock for the 10 trading days preceding the last day of the relevant Measurement Period, plus any dividends paid during such Measurement Period, and (ii) the Beginning Company Share Price.

“Constructive Termination” shall mean (i) the assignment of a duty or duties to Participant by the Board that are not commensurate with the position of [__________________] or the Board’s material reduction in Participant’s duties; provided, that, the foregoing occurs without Participant’s consent, and provided, further, that, Participant has provided notice to an executive officer of the Company (other than the Participant), with a copy to the Board, within thirty (30) days after the initial occurrence of the event set forth in clause (i) of Participant’s intention to terminate Participant’s Continuous Service due to a Constructive Termination, and the Company has failed to cure such event to the reasonable satisfaction of Participant within thirty (30) days after receipt of notice thereof, or (ii) any reduction in Participant’s title or position as [__________________] without Participant’s consent, provided, further, that, Participant has provided notice to an executive officer of the Company (other than the Participant), with a copy to the Board, within thirty (30) days after such reduction of Participant’s intention to terminate Participant’s Continuous Service due to a Constructive Termination, and the Company has failed to cure such reduction to the reasonable satisfaction of Participant within thirty (30) days after receipt of notice thereof. For the avoidance of doubt, grounds for Participant to terminate Continuous Service due to a Constructive Termination shall not exist if the events in (i) or (ii) above occur while Participant controls, directly or indirectly, the Board or such events are initiated at the direction of Participant (in which case consent shall be deemed to have been given by Participant).

“Index Share Price Appreciation” shall be equal to the difference between (i) the average closing price of the S&P Oil & Gas Exploration & Production Select Industry Index for the 10 trading days

Schedule I - 2

preceding the last day of the relevant Measurement Period, plus the volume weighted average of dividends paid during such Measurement Period, and (ii) the Beginning Index Share Price.

“Measurement Period” shall mean the period beginning on January 1, 2017 and ending on December 31st of the relevant calendar year within the Performance Period.

“Performance Delta” shall be equal to the difference between (A)(i)the Company Share Price Appreciation divided by (ii) the Beginning Company Share Price and (B)(iii)the Index Share Price Appreciation divided by (iv) the Beginning Index Share Price, with such difference expressed as a percentage.

“Qualifying Termination” shall mean a termination of Participant’s Continuous Service by the Company other than due to Participant’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony, or other material act or omission involving dishonesty or fraud or (ii) gross negligence or willful malfeasance.

Schedule I -3